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                                                                     Exhibit 4.5


                                  FREESEAS INC.


                          -----------------------------


                             STOCK OPTION AGREEMENT



         1. GRANT OF OPTION. As of the _____ day of ___________, 2005, FREESEAS INC., a Marshall Islands corporation (the "Company"), hereby grants to (the "Optionee"), a stock option (the "Option") to acquire shares of Common Stock, US$.001 par value, of the Company (the "Shares") pursuant to the Company's 2005 Stock Incentive Plan (the "Plan"), which is incorporated herein for all purposes. Optionee agrees to be bound by all of the terms and conditions of the Plan and this Stock Option Agreement (the "Agreement").

         2. DEFINITIONS. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. EXERCISE PRICE. The exercise price per share of the Shares subject to the Option is US$5.00.

         4. EXERCISE SCHEDULE. Except as otherwise provided in the Plan, the Option shall be exercisable as follows:

                       No. of Shares for Which
                     Option will Be Exercisable         Date of Exercisability
                     --------------------------         ----------------------

                                                             Immediately
                                                             ________, 2006
                                                             ________, 2007

         5. METHOD OF EXERCISE OF OPTION.

                  5.1 NOTICE OF EXERCISE. Optionee shall notify the Company of an exercise under the Option by sending Notice of Exercise in the form of Exhibit A attached hereto by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, which Notice of Exercise shall be accompanied by Optionee' check payable to the order of the Company for the full option price of the Shares purchased (unless Optionee elects to exercise this Option as provided in Subsection 5.2). As soon as practicable after the receipt of such written notice, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

                  5.2 NET ISSUE EXERCISE. In lieu of exercising this Option, Optionee may elect to receive shares equal to the value of this Option (or the portion thereof being exercised) by surrender of this Option at the principal office of the Company, together with notice of such election in the

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form of Exhibit A hereto, in which event the Company shall issue to Optionee a number of shares of the Company's Common Stock computed using the following formula:

         X    =   Y(A-B)
                  -----
                    A

Where    X    =   The number of shares of Common Stock to be issued to Optionee.
         Y    =   The number of shares of Common Stock purchasable under
                  this Option (as adjusted to the date of such calculation).
         A    =   The "fair market value" of one share of the Company's
                  Common Stock, "fair market value" meaning the closing sales price, or if no sales price, the average of the closing bid and asked prices, of the Company's Common Stock on the OTC
                  Bulletin Board, Nasdaq or any exchange on which the Common
                  Stock is traded.
         B    =   Exercise price per share of this Option (as adjusted to the date of such calculation).

         6. SHARES OF COMMON STOCK AS INVESTMENT. By accepting the Option, Optionee agrees that any and all Shares purchased upon the exercise hereof, unless registered at the time of purchase under the Securities Act of 1933, as amended, shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Shares subject to the Option, Optionee shall deliver to the Company a representation in writing that such Shares are being acquired in good faith for investment and not with a view to resale or distribution. The Company may place an appropriate restrictive legend on the certificate or certificates evidencing such Shares.

         7. TRANSFERABILITY OF OPTION. The Option is not transferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the Optionee.

         8. TERMINATION OF OPTIONS.

                  8.1 RESIGNATION OR TERMINATION OF EMPLOYMENT. In the event the employment of Optionee by the Company is terminated by the Company or if the Optionee shall resign from the Company, the Option shall remain exercisable as set forth herein.

                  8.2 DEATH. If the Optionee dies while employed by the Company, and if this Option shall have become exercisable under the provisions of Section 4 of this Agreement, this Option may, subject to the provisions of Subsection 8.4, be exercised by a legatee or legatees of such Option under such Optionee's last will or by Optionee's personal representatives or distributees at any time within one year after Optionee's death. Any portion of the Option that has not become exercisable under the provisions of Section 4 of this Agreement shall immediately expire upon the death of the Optionee.

                  8.3 DISABILITY. If the Optionee becomes disabled while employed by the Company and such disability is the cause of termination of employment, the Option shall immediately expire upon the termination of employment due to the disability.



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                  8.4 LIMITATION. The Option may not be exercised pursuant to this Section 8 except to the extent that the Optionee was entitled to exercise the Option, or any part thereof, at the time of termination of employment, death or disability of Optionee, and in any event may not be exercised pursuant to this Agreement after 10 years from the date of grant of such Option.

         9. NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to the Shares as to which the Option shall not have been exercised as herein provided.

         10. GOVERNING LAW. This Agreement shall be governed in accordance with the internal laws of the Marshall Islands.

         11. INTERPRETATION. The Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

         12. NON-GUARANTEE OF EMPLOYMENT. Nothing in this Agreement shall confer upon Optionee any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.


                                       COMPANY:

                                       FREESEAS INC.

                                       By:
                                           -------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                       OPTIONEE:


                                       -----------------------------------------
                                       George D. Gourdomichalis



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                                    EXHIBIT A
                                    ---------

                                  FREESEAS INC.

                               NOTICE OF EXERCISE

                                       OF

                             STOCK OPTION AGREEMENT


To the Secretary of FREESEAS INC.

         Pursuant to the FREESEAS INC. 2005 Stock Incentive Plan (the "Agreement"), I hereby exercise the Option thereunder to the extent of ______ shares of Common Stock and (a) enclose my payment in the amount of $____________ in accordance with Subsection 5.1 of the Agreement ([ ] check here if applicable) or (b) elect to use the Net Issue Exercise procedure set forth in Subsection 5.2 of the Agreement ([ ] check here if applicable).

Dated:
      --------------------             -----------------------------------------
                                       Optionee

                                       Address:


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